                                                               EXHIBIT 10(c)(ii)



                                  AMENDMENT TO

                                COMMERCIAL LEASE

             BETWEEN LMP PROPERTIES, LTD. AND CALBIOCHEM CORPORATION

                             DATED FEBRUARY 1, 1992

         THIS AMENDMENT TO COMMERCIAL LEASE (the "Amendment") is entered into as of April 1, 1992 by and between LMP PROPERTIES, LTD., a California limited partnership, ("Lessor") and CALBIOCHEM CORPORATION, a California corporation ("Lessee") and shall amend the Commercial Lease between LMP Properties, Ltd. and Calbiochem Corporation dated February 1, 1992 (the "Lease") and the Addendum attached thereto (the "Addendum") as follows:

         1. The following provisions shall be added to Paragraph 1.5 of Insert 4 of the Addendum:

                  "1.5 (continued) The lease commencement date shall be March 1, 1993, extended day for day for every documented day of delay attributed to Force Majeure Delay as defined in Paragraph 3.3 herein. Lessee shall pay no Base Rent for the months of March and April 1993. The rental commencement date shall be May 1, 1993. From the rental commencement date until March 1, 1994, Lessee shall pay the Base Rent specified in this Section 1.5. From March 1, 1994 until December 1, 1994, Lessee shall pay one-half the Base Rent specified in this Section 1.5."

         2. Paragraph 3.3 shall be deleted in its entirety and replaced with the following:

                  "If Lessor has not obtained building permits for both the shell construction and the tenant improvements by October 1, 1992, either party hereto may terminate this Agreement. In the event Lessor terminates this Lease, Lessor will pay for the costs incurred in connection with the tenant improvement plans; and, conversely, if Lessee terminates this Lease, it shall pay such costs. In either event, Lessor shall pay any other costs incurred by Lessor with respect to the Project.

         Except as hereinafter provided, if for any reason possession of the Premises cannot be delivered to Lessee as substantially complete by June 15, 1993, Lessee may, at its option, by notice in writing to Lessor within any time during the twenty (20) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said twenty (20) day period, Lessee shall be deemed to have waived its termination right as herein provided.

         Notwithstanding the foregoing, Lessee shall not have the right to terminate this Lease to the extent that the delay in completion of the Premises is caused by the negligence or intentional misconduct of Lessee. The date hereinabove specified, June 15, 1993, shall be extended by that number of days representing the period, if any, between the date that Lessee is to deliver to Lessor the Tenant Improvement Plans as specified in Section 59.4 of the Addendum attached to this Lease and the date such plans are delivered to Lessor, together with any period of delay caused by Force Majeure Delay as defined below.

         "Force Majeure Delays" for the purposes of this Agreement shall be deemed to be: (i) strikes or labor disputes; (ii) war; (iii) fire; (iv) earthquake, flood or other natural disaster; and (v) any days beyond the date six weeks from the date plans for tenant improvements are submitted to the City of San Diego for permits, to the date that permits for construction are actually issued.

         "Lessee's Delays" for the purposes of this Agreement shall be deemed to be: (i) Lessee's failure to approve or furnish its space plans and specifications by the time specified in the Schedule of Approvals in the Work Letter; (ii) delays of any nature, whether or not within Lessee's control, resulting from Lessee's decision to use any materials, finishes or installations other than Building Standard Work, as defined in the Work Letter; (iii) Lessee's changes in its space plans and specifications after the approval or submission thereof to Lessor; or (iv) a delay in performance of Standard Work, as defined in the Work Letter; as a result of Lessee's failure to approve written estimates of the costs of Nonstandard Work or substituted materials in accordance with the Work Letter.

              If the Premises are not substantially completed and possession of the Premises cannot be delivered to Lessee by March 1, 1993, then for each day thereafter until possession of the Premises can be delivered to Lessee, Lessor shall pay Lessee Two Thousand Four Hundred Dollars ($2,400.00) per day. The date hereinabove specified, March 1, 1993, shall be extended day for day for every documented day of delay attributable to Force Majeure Delays as defined in Paragraph 3.3 herein. The liquidated damage provision in the Work Letter is intended to be the same as, and not in addition to, the liquidated damages provision contained herein."

              For the purposes of this Lease and Amendment, "substantially completed" shall mean the approval by the City of San Diego to occupy the Building as evidenced by the building inspector's signature on the inspection record.

        3. Paragraph 7.2.1 of Insert 8 shall be deleted in its entirety and replaced with the following:

              "7.2.1 With regard to replacement of capital improvements (e.g., the roof), so long as Lessee was not at fault, and such capital improvements needed to be replaced, Lessee shall not be obligated to pay for capital improvements being replaced. However, to the extent that Lessee's negligent actions result in a need for the capital improvement to be replaced then Lessee shall pay such costs. If the capital improvement needed to be replaced because of a structural defect in the capital improvement which was not worsened by Lessee's actions or omissions, then Lessor would pay 100% of such costs pursuant to Insert 5 above.

        4. The last sentence of subparagraph (b) of Section 7.3 shall be deleted in its entirety and replaced with the following:

        " ... Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $25,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation."

        5. Section 7.4 shall be amended by deleting the term "Utility Additions" wherever such term appear and replacing each such appearance of the term with the term "Utility Installations."

       6. Paragraph 52 of Insert 14 of the Addendum shall deleted in their entirety and replaced with the following:

              52. Lessee represents and warrants that it is presently indebted to the successor-in-interest of Biodor Holding, A.G., its parent company, (the "Successor") in the approximate sum of Three Million Eight Hundred Dollars ($3,800,000.00). Lessee undertakes and agrees to cause Successor by separate letter agreement to agree that it will not accept and Lessee agrees to refrain from paying said indebtedness until on or after January 1, 1996."

       7. Paragraph 59.2 is deleted in its entirety and replaced with the following:

              "59.2 For the "tenant improvements" as herein defined, Lessor shall provide Lessee with a tenant improvement allowance of Forty Seven Dollars and Fifty Cents ($47.50) per rentable square foot. Lessee acknowledges that it is financially responsible for tenant improvements in excess of the tenant improvement allowance of Forty Seven Dollars and Fifty Cents ($47.50) per rentable square foot. Lessee shall deposit with Lessor before Bailey commences work on the tenant improvements the difference between the estimated cost and the tenant improvement allowance. Lessor shall enter into an agreement with Bailey for construction of the tenant improvements. Bailey shall deliver to Lessor and Lessee its estimate of the construction cost of the tenant improvements within twenty (20) days after receipt of the plans from the Architect. The term "tenant improvements" is hereby defined as "all costs incident to the construction of all improvements other than the shell construction."

        8. The following Paragraph 64 shall be added to the Lease and Addendum:

              "64. Lessor represents and warrants that the external building design for the Premises will be in substantial accord with the Artist Rendering hereinbefore delivered to Lessee and outline specifications of the shell building as prepared by Ware and Malcomb Architects, Inc. dated January 1992."

        All other terms and conditions of the Lease and Addendum shall remain the same.


        LESSEE                          LESSOR

        CALBIOCHEM CORPORATION          LMP PROPERTIES, LTD.,
        a California corporation        a California limited
                                        partnership

                                        By MESA PACIFICA, a
                                        California general
        By: /s/  Richard B. Slansky     partnership
        Its: President

                                        By: /s/  Richard D. Keesling

                                        Its: General Partner



MJB/mjb (April 2, 1992)